SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Northern Technologies International Corporation.

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 30, 2006

The Annual Meeting of the Stockholders of Northern Technologies International Corporation, a Delaware corporation, will be held at Northern Technologies International Corporation Headquarters, 6680 North Highway 49, Lino Lakes, Minnesota 55014, beginning at 4:00 pm., local time, on Monday, January 30, 2006, for the following purposes:

1.	To elect nine persons to serve as our directors until the next annual meeting of the stockholders or until their respective successors shall be elected and qualified.

2.	To approve the appointment of Virchow Krause & Company LLP as independent auditors for the fiscal year ending August 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on December 9, 2005 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  A stockholder list will be available at our corporate offices beginning January 17, 2005 during normal business hours for examination by any stockholder registered on Northern Technologies’ stock ledger as of the record date, December 9, 2005, for any purpose germane to the annual meeting.

It is important that your shares be represented and voted at the meeting.  Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

Matthew Wolsfeld
Corporate Secretary

December 20, 2005
Lino Lakes, Minnesota

Important:  The prompt return of your proxy card will save the company the expense of further requests for proxies to ensure a quorum at the meeting.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
6680 N. Highway 49, Lino Lakes, Minnesota 55014

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

January 30, 2006

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes

The Annual Meeting of the Stockholders of Northern Technologies International Corporation (sometimes referred to as “NTIC” in this proxy statement) will be held on Monday, January 30, 2006, at 4:00 p.m., local time, at the principal executive offices of Northern Technologies International Corporation, 6680 North Highway 49, Lino Lakes, Minnesota 55014, for the purposes set forth in the Notice of Meeting.

Stockholders Entitled to Vote

Stockholders of record at the close of business on December 9, 2005 will be entitled to vote at the meeting.  As of that date, there were 3,589,993 shares of our common stock outstanding.  Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.  Stockholders are not entitled to cumulate voting rights.

Proxies

This proxy statement is being mailed to our stockholders beginning on or about December 20, 2005, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders.

Your vote is important.  A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to mark, sign, date and return the proxy card in the accompanying envelope.  No postage is required if mailed within the United States.

Proxies will be voted as specified by you.  Signed proxies that lack any specification will be voted in favor of the election of all of the nominees for director listed in this proxy statement.

The Board recommends that you vote FOR the approval of all of the nominees for director listed in this proxy statement and FOR the appointment of Virchow Krause & Company LLP as independent auditors.

Revocation of Proxies

Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•	giving written notice of your revocation to our Corporate Secretary,

•	filing a duly executed proxy bearing a later date with our Corporate Secretary, or

•	appearing at the Annual Meeting and filing written notice of revocation with our Corporate Secretary prior to use of the proxy.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (1,794,997 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter.  A “broker non-vote” is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of the nine nominees for director requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote.

Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.   Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

Signed proxies that lack any specification will be voted in favor of the election of all of the nine nominees for directors listed in this proxy statement.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by NTIC.  Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile, telegraph or personal conversation.  We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Procedures at the Annual Meeting

The President and Chief Operating Officer at the Annual Meeting will determine how business at the meeting will be conducted.  Only matters brought before the Annual Meeting in accordance with our bylaws will be considered.

Only a natural person present at the Annual Meeting who is either a NTIC stockholder, or is acting on behalf of a stockholder, may make a motion or second a motion.  A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement or NTIC’s Annual Report to Stockholders may have been sent to multiple stockholders in each household.  NTIC will promptly deliver a separate copy of either document to any stockholder upon written or oral request to NTIC’s Stockholder Information Department, Northern Technologies International Corporation, 6680 North Highway 49, Lino Lakes, Minnesota 55014, telephone: (651) 784-1250.  Any stockholder who wants to receive separate copies of this proxy statement or NTIC’s Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact NTIC at the above address and phone number.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of December 9, 2005 for (1) each person known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of the executive officers named in the Summary Compensation Table on page 15 under the heading “Executive Compensation and Other Benefits” and (4) all of our directors and executive officers as a group.

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares.  Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

Name	Shares Subject to Options Immediately Exercisable or Exercisable Within 60 Days	Total Number of Shares of Common Stock Beneficially Owned		Percent of Total Voting Power

Inter Alia Holding Company (1)	0	911,668		25.4%
Kern Capital Management, LLC (2)	0	540,400		15.1%
Philip M. Lynch	8,001	10,001	(3)	*
G. Patrick Lynch	0	1,700	(3)	*
Pierre Chenu	2,001	2,001		*
Jean-Guy Coulombe	0	0		*
Dr. Vera Kallmeyer	0	0		*
Dr. Donald A. Kubik	0	111,733		3.1%
Dr. Sunggyu Lee	667	667		*
Dr. Ramani Narayan	500	500		*
Mark Mayers	500	500		*
Mark Stone	7,001	14,334	(4)	*
Matthew C. Wolsfeld	10,000	11,936		*
Dr. Mehmet Gencer	0	4,001		*
Directors and executive officers as a group (10 persons) (5)	28,670	1,069,041		28.9%

* less than 1%.

(1)

Inter Alia Holding Company is a financial and management consulting firm, of which G. Patrick Lynch, our President and Chief Operating Officer, and Philip M. Lynch, our Chairman Emeritus, are stockholders.  Philip M. Lynch and G. Patrick Lynch share voting and dispositive power over such shares.  Inter Alia Holding Company’s address is 16210 Parkland Drive, Shaker Heights, Ohio 44120.

(2)

On February 14, 2005, Kern Capital Management, LLC reported in an amended Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2004, Kern Capital Management, LLC beneficially owned 540,400 shares of our common stock.  Robert E. Kern Jr. and David G. Kern are principals and controlling members of Kern Capital Management, LLC.  The principal business address of Kern Capital Management, LLC, Robert E. Kern Jr. and David G. Kern is 114 West 47th Street, Suite 1926, New York, NY  10036.

(3)	Does not includes 911,688 shares held by Inter Alia Holding Company. See footnote (1) above.

(4)	Includes 10,000 shares held jointly with Mr. Stone’s wife.

(5)	The amount beneficially owned by all current directors and executive officers as a group includes 911,668 shares held of record by Inter Alia Holding Company. See footnote (1) above.

ELECTION OF DIRECTORS

Number of Directors

Our bylaws provide that the Board of Directors will consist of at least one member or such other number as may be determined by the Board of Directors from time to time or by the stockholders at an annual meeting.  The Board of Directors has fixed the number of directors at nine.

Nominees for Director

The Board of Directors has nominated the following nine individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified.  All of the nominees named below are current members of the Board of Directors.  In July 2005, the Board of Directors elected Dr. Vera Kallmeyer and Mr. Jean-Guy Coulombe as directors.

•	Pierre Chenu
•	G. Patrick Lynch
•	Dr. Donald A. Kubik
•	Mark J. Stone
•	Dr. Sunggyu Lee
•	Dr. Ramani Narayan
•	Mark M. Mayers
•	Dr. Vera Kallmeyer
•	Jean-Guy Coulombe

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is nine.

Philip M. Lynch resigned as Chief Executive Officer and Chairman of the Board of NTIC on July 29, 2005.  Mr. Lynch had served in these positions since 1979.  Although Mr. Lynch has resigned as a voting member of NTIC’s Board of Directors, he remains as Chairman Emeritus of the Board of Directors and consults on special projects.  The Board of Directors thanks Mr. Lynch for his many years of service to NTIC.

Mehmet A. Gencer resigned as a director of NTIC on November 12, 2004 immediately upon his acceptance of a new officer position as President and Chief Operating Officer of NTIC.  Dr. Gencer then subsequently resigned as President and Chief Operating Officer of NTIC on July 29, 2005 upon his acceptance of an independent consulting position with NTIC.  The Board of Directors also thanks Dr. Gencer for his service as a member of the Board of Directors of NTIC.

On April 22, 2005, Tatiana Yakubovskaya, Tao Meng and Stephan C. Taylor resigned as directors of NTIC.  The primary purpose of the resignation of these three directors was to increase the proportion of “independent directors” (within the meaning of the listing standards of the American Stock Exchange) to non-independent directors on NTIC’s Board of Directors.  Ms. Yakubovskaya and Messrs. Meng and Taylor will continue to remain affiliated with NTIC’s joint venture entities.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote FOR the election of all of the nominees named above.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors.  Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

The following table sets forth the name, age and principal occupation of each nominee for director, as of November 4, 2005, as well as how long each nominee has served as a director of NTIC.

Name	Age	Principal Occupation	Director Since

Pierre Chenu (1)(2)	67	Chairman of the Board of NTIC	2003

G. Patrick Lynch	38	President and Chief Operating Officer of NTIC	2004

Dr. Donald A. Kubik	65	Vice Chairman and Chief Technology Officer of NTIC	1995

Mark J. Stone (1)(3)	46	President of Petrus International, Inc.	2001

Dr. Sunggyu Lee	53	C.W. LaPierre Professor and Chairman of Chemical Engineering Department, University of Missouri-Columbia	2004

Dr. Ramani Narayan	56	Professor of Chemical & Biochemical Engineering in the Department of Chemical Engineering & Materials Science at Michigan State University	2004

Mark M. Mayers (2)(3)	73	Co-Chairman, Harbor Group NY, Inc.	2004

Dr. Vera Kallmeyer (1)	46	Managing Partner of Equity4Health LLC	2005

Jean-Guy Coulombe (2)	45	President of Metso Minerals Company	2005

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Other Information About Nominees

Pierre Chenu, a citizen of Belgium, has been a director of NTIC since 2003.  Mr. Chenu is currently retired.  Prior to his retirement, Mr. Chenu served as Vice President, Worldwide Operations, Flat Glass Activities within the Asahi-Glaverbel Glass Group, a position he had served for at least five years.  Prior to that, Mr. Chenu was a member of the Executive Committee of Glaverbel S.A., with various operating responsibilities in France, Spain, Italy, Russia, Germany, China and the United States. Before joining Glaverbel, Mr. Chenu worked for U.S. Steel in steel production in Pittsburgh, Pennsylvania and for Corning Inc. where he held various staff, line and executive positions in the United States, France and the United Kingdom.  Mr. Chenu holds a Master’s Degree in Engineering, with a specialty in metallurgy, from the University of Liege (Belgium) and a M.B.A. from Harvard University.

Mr. G. Patrick Lynch, an employee of the Company since 1995, has been President and Chief Operating Officer since July 2005 and was appointed a director of the Company in February 2004.  Mr. Lynch was President of North American Operations from May 2004 to July 2005.  Prior to May 2004, Mr. Lynch held various positions in the company including President, Vice President of Strategic Planning, Corporate Secretary and Project Manager.  Mr. Lynch is also an officer and director of Inter Alia Holding Company, a financial and management consulting firm that is also a significant stockholder of the Company.  Prior to joining the Company, Mr. Lynch held positions in sales management for Fuji Electric Co., Ltd. in Tokyo, Japan, and programming project management for BMW AG in Munich, Germany.  Mr. Lynch received an M.B.A. degree from the University of Michigan Business School in Ann Arbor, Michigan.  Mr. Lynch is the son of Philip M. Lynch, the Company’s former Chairman of the Board and Chief Executive Officer and current Chairman Emeritus.

Dr. Donald A. Kubik, PhD has been employed by the Company since 1978, was appointed Vice Chairman of the Board in September 1999 and Chief Technology Officer in May 2000.  Dr. Kubik served as Vice President of the Company from 1979 to September 1999 and as Co-Chief Executive Officer of the Company from September 1999 to May 2000.  Dr. Kubik is responsible for developing the patent that led to the Company’s introduction of protective plastic film and paper products incorporating volatile corrosion inhibitors.  Prior to joining the Company, Dr. Kubik held a research and development position with Minnesota Mining & Manufacturing (3M).

Mark J. Stone has been a director of NTIC since 2001.  Mr. Stone has been President of Petrus International, Inc., an international consulting firm, since 1992.  Mr. Stone has advised a variety of Japanese and other multi-national corporations in areas including project finance and international investment strategy.  Mr. Stone was a director of Aqua Design, Inc., an international water desalination company, from 1988 to 1996.  Mr. Stone was Director, Marketing & Business Development of Toray Marketing & Sales (America) Inc. from 1986 to 1992.  From 1980 to 1986, Mr. Stone was employed by Mitsui & Co. (U.S.A.), Inc. where he founded and was Treasurer of Hydro Management Resources, a Mitsui subsidiary, which finances, owns, and operates water treatment projects.  Mr. Stone holds an A.B. from Harvard University.

Dr. Sunggyu Lee, PhD was elected a director of NTIC in January 2004.  Dr. Lee is C.W. LaPierre Professor of Chemical Engineering, University of Missouri-Columbia, Columbia, Missouri and Professor of Chemical and Biological Engineering, University of Missouri-Rolla, Rolla, Missouri.  Previously, he served as Robert Iredell Professor and Head of Chemical Engineering Department, the University of Akron, for eight years.  He has authored six books and over 400 archival publications and received 19 U.S. patents in a variety of chemical and polymer processes and products. He is currently serving as Editor of Dekker Encyclopedia of Chemical Processing, Marcel Dekker, New York, NY.   Throughout his career, he has served as consultant and technical advisor to a number of national and international companies.  He received his Ph.D. from Case Western Reserve University, Cleveland, OH in 1980.

Dr. Ramani Narayan, PhD has been a director of NTIC since November 2004. He is Professor of Chemical & Biochemical Engineering in the Department of Chemical Engineering & Materials Science at Michigan State University, E. Lansing, MI where he has 90 refereed publications in leading journals to his credit, 18 patents, edited three books and one expert dossier in the area of bio-based polymeric materials. His research area encompasses engineering and design of sustainable, biobased products, biodegradable plastics and polymers, reactive extrusion polymerization and processing, studies in polymer biodegradation and composting. He has major research programs with industry and serves as consultant for several companies.  He is on the Board of Directors of ASTM International – a premier international standards setting organization. He also chairs the committee on Environmentally Degradable Plastics and Biobased Products and the Terminology committee. He is also the technical expert for the United States on Plastics – specifically for Terminology and Biodegradable plastics.  Dr. Narayan also chairs the scientific committee of Biodegradable Products Institute (BPI), North America.  He has testified before U.S. congressional hearings on the biodegradable and biobased plastics issues.

Mark M. Mayers has been a director of NTIC since November 2004. Mr. Mayers has been a co-chairman of the Harbor Group NY, Inc. since 1996.  Harbor is a small boutique investment firm which primarily creates financial products which it markets or licenses to principally insurance companies to market. His primary expertise is with energy related matters, technology and finance. Prior to 1996, Mr. Mayers served as the CEO of Columbia Energy Storage Company, Inc. for seven years.  In addition from 1970 to 1986, Mr. Mayers served in various capacities as a technical, energy, and financial advisor to the Reynolds Metals Company. Mr. Mayers holds a BA from the University of Maryland.

Dr. Vera Kallmeyer has been a director of NTIC since July 2005.  Dr. Kallmeyer is Managing Partner of Equity4Health LLC, a financial investment management and consulting company since 2002. She is also a Consulting Professor at the Stanford School of Medicine, Department of Neurosurgery, where she teaches classes on entrepreneurship and innovation.  From 1998 to 2002, she was Managing Partner of Veritas Venture Partners LLC, which pooled interests with Earlybird Venture Capital, a financial investment management and consulting firm in 1999.  From 1994-1998, she was VP of Corporate Development and Chief Financial Officer of Aviron, a biopharmaceutical company, which listed on Nasdaq in 1996 and which was subsequently acquired by Medimmune, Inc (MEDI).  Prior to that, Dr. Kallmeyer worked in investment banking with Wasserstein Perella & Co., Inc. and Flemings.  She holds MD and PhD degrees from Friedrich Alexander University in Erlangen, Germany and an MBA degree along with a Certificate in Public Management from the Stanford Graduate School of Business.

Jean-Guy Joseph Coulombe, a citizen of Canada, has been a director of NTIC since July 2005.  Mr. Coulombe currently serves as President of Metso Minerals Company, a global supplier of equipment, service and process solutions for aggregate production and mining.  Mr. Coulombe previously served in an engineering capacity at Outokumpu Technology, a designer, developer and supplier of tailored plants, processes and equipment for minerals and metals processing, from 2002 to 2004.  From 1989 to 2002, Mr. Coulombe was in the equipment manufacturing division of Sandvik Mining & Construction Company, a producer of equipment for rock excavation operations in mining and civil engineering.

Director Independence

The Board of Directors has affirmatively determined that five of NTIC’s current nine directors is an “independent director” as defined by the listing standards of the American Stock Exchange:  Messrs. Chenu, Stone, Mayers, Coulombe and Dr. Kallmeyer.  Under these standards, an independent director is a person other than an officer or employee of NTIC or any parent or subsidiary of NTIC.  In addition, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with NTIC that would interfere with the exercise of independent judgment.  The American Stock Exchange’s listing standards provide a non-exclusive list of persons who are not considered independent.  For example, a director who is, or during the past three years was, employed by NTIC or by any parent or subsidiary of NTIC, other than prior employment as an interim Chairman or Chief Executive Officer, would not be considered independent.   In making an affirmative determination that five of NTIC’s current nine directors is an “independent director,” the Board of Directors reviewed and discussed information provided by the directors and by NTIC with regard to each director’s business and personal activities as they may relate to NTIC and NTIC’s management.

Board and Committee Meetings

The Board of Directors met four times during the fiscal year ended August 31, 2005.  Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which he or she served.

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating Committee and Strategic Planning Committee.

Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of NTIC as established by management.  The Audit Committee’s primary responsibilities include:

•	Overseeing NTIC’s financial reporting process on behalf of the Board of Directors and reporting the results of their activities to the Board of Directors;

•	Having sole authority to appoint, retain and oversee the work of NTIC’s independent auditors and establish the compensation to be paid to the independent auditors;

•	Reviewing and pre-approving all audit services and permissible non-audit services to be provided to NTIC by the independent auditor;

•

Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by NTIC’s employees of concerns regarding questionable accounting or auditing matters; and

•

Overseeing the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to NTIC’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found at our website www.ntic.com.

The Audit Committee for fiscal 2005 consisted of Messrs. Chenu, Mayers and Stone until July 2005 and Messrs. Stone and Chenu from July 2005 until November 2005.  The Audit Committee met five times during fiscal 2005, three times outside the presence of management.  Messrs. Stone and Chenu and Dr. Kallmeyer currently serve as members of the Audit Committee and will continue to serve on the Audit Committee for fiscal 2006.

Each member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the listing standards of the American Stock Exchange and the rules and regulations of the Securities and Exchange Commission and is “financially literate” as required by American Stock Exchange’s listing standards.  In addition, the Board has determined that Mr. Stone and Dr. Kallmeyer satisfy the “financial sophistication” requirement of the listing standards of the American Stock Exchange and meets the definition of “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B under the Securities Exchange Act of 1934, as amended, as a result of their extensive financial backgrounds and various financial positions they have held throughout their careers.  Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Compensation Committee.  The Compensation Committee is empowered with the responsibilities of the Board of Directors relating to compensation of NTIC’s executive officers and administers NTIC’s stock incentive plans. In so doing, the Compensation Committee, among other things:

•

determines, or recommends to the Board of Directors for its determination, the annual salaries, incentive compensation, long term compensation and any and all other compensation applicable to NTIC’s Chief Operating Officer and other executive officers;

•

establishes, and from time to time reviews and revises, corporate goals and objectives with respect to compensation for NTIC’s Chief Operating Officer and other executive officers and establishes and leads a process for the full Board to evaluate the performance of NTIC’s Chief Operating Officer and other executive officers in light of those goals and objectives;

•

administers NTIC’s equity compensation plans applicable to any employee of NTIC and determines specific grants of options or other awards for all executive officers and general grant levels for other employees, under NTIC’s equity compensation plans; and

•

administers NTIC’s incentive compensation plans applicable to NTIC’s executive officers, including the annual establishment of (i) eligible employees, (ii) performance goals, and (iii) target incentive compensation levels.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found at our website www.ntic.com.

The Compensation Committee for fiscal 2005 consisted of Messrs. Lee and Chenu.  The Compensation Committee met once during fiscal 2005. Messrs. Coulombe, Mayers and Chenu will serve as members of the Compensation Committee during fiscal 2006.   The Board of Directors has determined that each of Messrs. Coulombe, Mayers and Chenu is considered an “independent director” within the meaning of the listing standards of the American Stock Exchange.

Nominating Committee.  The primary responsibilities of the Nominating Committee include making recommendations for board nominees, reviewing board practices, approving executive officers succession plans and reviewing outside directors’ compensation.

The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found at our website www.ntic.com.

The Nominating Committee for fiscal 2005 consisted of Messrs. Mayers and Stone.  The Nominating Committee met two times during fiscal 2005 and met on an informal basis on several occasions.  Messrs. Stone and Mayers will serve as members of the Nominating Committee during fiscal 2006.  The Board of Directors has determined that each of Messrs. Stone and Mayers is considered an “independent director” within the meaning of the listing standards of the American Stock Exchange.

Strategic Planning Committee.  The primary responsibilities of the Strategic Planning Committee were to develop the strategy of NTIC and evaluating the feasibility of our long-term projects.  The Strategic Planning Committee for fiscal 2005 consisted of all of the then directors of NTIC.  The Strategic Planning Committee met three times during fiscal 2005.  The Strategic Planning Committee has been eliminated as of November 2005, however, the Board has entrusted the President and Chief Operating Officer with the task of developing and refining the corporate strategy and to the Board on a regular basis.

Corporate Governance

Code of Ethics.  The Board of Directors has adopted a Code of Ethics, which applies to all of NTIC’s directors, executive officers, including NTIC’s President and Chief Financial Officer, and other employees, and meets the requirements of the Securities and Exchange Commission and the American Stock Exchange.  A copy of NTIC’s Code of Ethics was filed as an exhibit to our Annual Report on Form 10-KSB for the year ended August 31, 2005.

Policy Regarding Director Attendance at Annual Meetings of Stockholders.  It is the policy of the Board of Directors that directors standing for reelection should attend our annual meeting of stockholders, if their schedules permit.  A Board of Directors meeting is generally held on the same day as the Annual Meeting of Stockholders.  Last year, all directors attended the annual meeting of stockholders.

Complaint Procedures.  The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by NTIC regarding accounting, internal accounting controls, or auditing matters, and the submission by employees of NTIC, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.  NTIC personnel with such concerns are encouraged to discuss their concerns with NTIC’s outside General Counsel, who in turn will be responsible for informing the Audit Committee.

Process Regarding Stockholder Communications with Board of Directors.  Stockholders may communicate with our Board of Directors by sending correspondence, addressed to our Corporate Secretary, Northern Technologies International Corporation, 6680 N. Highway 49, Lino Lakes, Minnesota 55014, with an instruction to forward the communication to a particular director.  Our Corporate Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

Director Nominations Process.  In selecting nominees for the Board of Directors, the Nominating Committee first determines whether the incumbent directors whose terms expire at the meeting are qualified to serve, and wish to continue to serve, on the Board.  The Nominating Committee believes that NTIC and its stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into NTIC’s affairs that they have accumulated during their tenure with the company.  Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body.  Accordingly, it is the practice of the Nominating Committee, in general, to re-nominate an incumbent director whose term expires at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating Committee’s criteria for membership on the Board, the Nominating Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time.  Such persons may include members of the Board and senior management of NTIC.  In addition, the Nominating Committee may engage a search firm to assist it in identifying qualified candidates.  The Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating Committee, the existing composition of the Board, and other factors that it deems relevant.  In conducting its review and evaluation, the Nominating Committee may solicit the views of NTIC’s management, other Board members, and any other individuals it believes may have insight into a candidate.  The Nominating Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating Committee will consider recommendations for the nomination of directors submitted by NTIC stockholders.  For more information, see the information set forth under the heading “Other Matters — Director Nominations.”  The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating Committee to recommend the candidate to the Board.  The Nominating Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of NTIC and the Board.  However, in evaluating candidates, there are a number of criteria that the Nominating Committee generally views as relevant and is likely to consider.  Some of these factors include whether the candidate is an “independent director” under the rules and regulations of the American Stock Exchange and meets any other applicable independence tests under the federal securities laws and rules and regulations of the Securities and Exchange Commission; whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee under the rules and regulations of the American Stock Exchange; whether the candidate is an “audit committee financial expert” under the federal securities laws and the rules and regulations of the Securities and Exchange Commission; the needs of NTIC with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate’s level of education and business experience; the candidate’s broad-based business acumen; the candidate’s level of understanding of NTIC’s business and its industry; the candidate’s ability and willingness to devote adequate time to work of the Board and its committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of NTIC; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate’s diversity of experiences, expertise and background; and the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

Director Compensation

Fees.  Each person who was a non-employee director for all of fiscal 2005 and the Chairman of the Board received an annual retainer of $10,000 in fiscal 2005 for services rendered as a director of NTIC.  Each person who was a non-employee director for a portion of fiscal 2005 received a prorated portion of such annual retainer.  Each of our non-employee directors also received $1,000 for each Board meeting and each Strategic Planning Committee meeting attended and $500 for each Audit Committee, Compensation Committee and Nominating Committee meeting attended.  Any director that is an employee of NTIC does not receive any retainer or Board or Committee meeting fees.  In addition, all of our directors are reimbursed for travel expenses for attending meetings.

Stock Options.  Pursuant to our 2000 Stock Incentive Plan, each non-employee director of NTIC is automatically granted a five-year non-qualified option to purchase 2,000 shares of our common stock on the first day of each fiscal year in respect to their past year’s services as a non-employee director of NTIC.  Non-employee directors who are elected or appointed to the Board following the first day of our fiscal year receive an automatic grant of an option to purchase a pro rata portion of 2,000 shares of common stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment divided by 12, which options are automatically granted at the time of their election or appointment.  Each automatically granted option becomes exercisable, on a cumulative basis, with respect to 33 1/3% of the shares covered by such option on each anniversary of the date of its grant.  The exercise price of such option is equal to the fair market value of a share of our common stock on the date of grant.

On September 1, 2004, each of the following directors received an automatic option grant to purchase 2,000 shares of our common stock at an exercise price of $5.25 per share:  Messrs. Stone, Taylor, Gencer, Chenu and Meng, Ms. Yakubovskaya and Dr. Lee.

On November 12, 2004, each of the following directors received an automatic option grant to purchase 1,500 shares of our common stock at an exercise price of $6.15 per share:  Dr. Narayan and Mr. Mayers.

On July 29, 2005, each of the following directors received an automatic option grant to purchase 167 shares of our common stock at an exercise price of $5.96 per share:  Dr. Kallmeyer and Mr. Coulombe.

In addition to these automatic option grants to the non-employee directors, our former Chairman of the Board, Philip M. Lynch, was granted a five-year option on September 1, 2004 to purchase 2,000 shares of common stock at an exercise price of $5.25 per share.  This option becomes exercisable, on a cumulative basis, with respect to 33 1/3% of the shares covered by such option on each anniversary of the date of its grant.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Other Compensation

The following table provides summary information concerning the cash and non-cash compensation earned during the fiscal years indicated below by our President and/or Chief Executive Officer and our most highly compensated executive officers whose cash and non-cash salary and bonus exceeded $100,000 in the fiscal year ended August 31, 2005 or would have exceeded $100,000 in the fiscal year ended August 31, 2005 had such individual remained an executive officer of NTIC.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)

Philip M. Lynch	2005	$1	$0	2,000	$0	(3)
Former Chairman of the Board and Chief Executive Officer	2004	1	0	2,000	0	(3)
	2003	1	0	2,000	0	(3)
G. Patrick Lynch	2005	150,000	0	0	4,828	(3)
President and Chief Operating Officer	2004	120,000	90,000	0	4,812	(3)
	2003	116,630	17,500	0	4,607	(3)
Dr. Donald A. Kubik	2005	120,000	0	0	6,118
Vice Chairman and Chief Technology Officer	2004	120,000	120,000	0	3,675
	2003	200,000	0	0	5,500
Matthew C. Wolsfeld	2005	120,000	0	0	6,419
Chief Financial Officer	2004	90,000	67,500	0	3,763
	2003	81,575	17,500	0	3,380
Dr. Mehmet Gencer	2005	89,423	0	2,000	52,500	(4)
Former President and Chief Operating Officer	2004	0	0	2,000	104,000	(4)
	2003	0	0	2,000	79,000	(4)

(1)

Annually, prior to the November meeting of our Board of Directors, the Compensation Committee recommends bonuses to be paid to our executive officers.  The Board of Directors then considers and, if it deems appropriate, approves the bonuses.  The annual bonuses are then paid in the subsequent fiscal year based on the services performed during the prior fiscal year.  Bonus amounts reflected in the above table for a particular fiscal year were earned during such fiscal year but were paid during the subsequent fiscal year.

(2)	Unless otherwise indicated, consists of employer contributions to the 401(k) plans of the named executive officers.

(3)

Does not include any commissions payable to Inter Alia Holding Company, an entity of which Philip M. Lynch and G. Patrick Lynch are stockholders under a certain Manufacturer’s Representative Agreement.  See “Certain Relationships and Related Party Transactions” below.

(4)

Includes consulting payments made to Atagencer LLC, a limited liability company that is principally owned by Dr. Mehmet Gencer, a former member of NTIC’s Board of Directors and former executive officer of NTIC.  See “Certain Relationships and Related Party Transactions” below.

Option Grants in Last Fiscal Year

The following table summarizes option grants during the fiscal year ended August 31, 2005 to or by each of the executive officers named in the Summary Compensation Table above.

	Individual Grants (1)

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

Philip M. Lynch	2,000	100%	$5.25 (2)	9/1/2009
G. Patrick Lynch	—	—	—	—
Dr. Donald A. Kubik	—	—	—	—
Matthew C. Wolsfeld	—	—	—	—
Dr. Mehmet Gencer	2,000	—	$5.25 (2)	9/1/2009

(1)

All options were granted under our 2000 Stock Incentive Plan and are subject to the terms of that plan. Each option granted becomes exercisable, on a cumulative basis, with respect to 33 1/3% of the shares of common stock underlying such option on each anniversary of the date of its grant.  Each option will automatically accelerate and become immediately exercisable with respect to all of the shares of common stock underlying the option upon a change of control of NTIC.

(2)

The per share exercise price of the option granted is equal to the fair market value of a share of our common stock on the date of grant, which is determined based on the closing sales price per share of our common stock as reported by the American Stock Exchange on that date

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes options exercised during the fiscal year ended August 31, 2005 by the executive officers named in the Summary Compensation Table above and the number and value of options held by each of these individuals as of August 31, 2005.

			Number of Securities Underlying Unexercised Options at August 31, 2005		Value of Unexercised In-the-Money Options at August 31, 2005 (2)

Name	Shares Acquired on Exercise (#(1)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip M. Lynch	0	0	6,001	1,999	$4,815	$2,105
G. Patrick Lynch	0	0	0	0	$0	$0
Dr. Donald A. Kubik	0	0	0	0	$0	$0
Matthew C. Wolsfeld	0	0	10,000	0	$11,400	$0
Dr. Mehmet Gencer	4,001	$4,815	0	0	$0	$0

(1)

NTIC’s option plan generally provides that the exercise price of options must be paid entirely in cash (including check, bank draft, or money order); provided, however, that the Compensation Committee, in its sole discretion, and upon terms and conditions established by the Compensation Committee, may allow such payments to be made, in whole or in part, on a cashless basis.

(2)

Value is based on the difference between the fair market value of one share of our common stock as of August 31, 2005 ($5.70), and the exercise price of the options ranging from $3.34 to $6.75 per share.  An option is in-the-money if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

Change in Control Arrangements

Under our 1994 Stock Incentive Plan and 2000 Stock Incentive Plan, options granted under these plans will become fully exercisable following certain changes in control of NTIC, such as:

•	the sale, lease, exchange or other transfer of all or substantially all of our assets to a corporation that is not controlled by us;

•	the approval by our stockholders of any plan or proposal for our liquidation or dissolution;

•	certain merger or business combination transactions;

•	more than 40% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

•	certain changes in the composition of our Board of Directors.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

NTIC paid reimbursement for travel and related expenses of $602,000, $449,000, and $421,000, for the fiscal years ended August 31, 2005, 2004, and 2003, respectively, to a financial and management consulting firm, Inter Alia, which beneficially owns 25.4% of NTIC’s outstanding common stock, and of which NTIC’s Former Chief Executive Officer and Chairman of the Board and current Chairman Emeritus and NTIC’s current President are shareholders.  The management consulting firm earned commissions of approximately $137,089, $99,239, and $51,882, for the fiscal years ended August 31, 2005, 2004, and 2003, respectively, on the net proceeds of sales of NTIC’s products.  In addition, NTIC has paid health insurance premiums of $17,510, $17,158 and $10,619 for the years ended August 31, 2005, 2004 and 2003, respectively, related to policies that insure NTIC’s Chairman Emeritus.

Messrs. Meng and Taylor and Ms. Yakubovskaya, all of whom were directors of NTIC until July 2005, are affiliated with certain of NTIC’s joint venture entities.  Mr. Meng is General Manager of Tianjin Zerust Co., our joint venture entity in China.  Mr. Taylor is Chief Executive Officer of each Zerust (UK) Ltd. and Zerust B.V., our joint venture entities in the United Kingdom and the Netherlands.  Ms. Yakubovskaya is Managing Partner of our Russian joint venture entity, MostNIC.  Each of these individuals has a personal ownership interest in these joint venture entities, either directly or through other entities, and as a result, receives certain distributions of any profits of the joint venture entities based on his or her respective ownership percentages.  These individuals also receive salary and other compensation as employees or consultants to these joint venture entities.

On June 1, 2003, NTIC made a loan of $25,000 and agreed to make an additional loan to cover undetermined secretarial fees that later were determined to amount to $6,781, bringing the total loan to $31,781 for Tao Meng, who subsequently became a member of NTIC’s Board of Directors on July 15, 2003 and resigned on July 29, 2005.  The loan was evidenced by a promissory note held by NTIC.  The note was due to us five years from the date of issuance.  The loan was made to Mr. Meng to enable him to obtain a 25% ownership interest in Tianjin Zerust Co., NTIC’s joint venture entity in China, of which NTIC maintains a 25% ownership interest.  This loan has since been repaid in full and is no longer outstanding.

NTIC made consulting payments to Dr. Ramani Narayan of $50,000 on January 21, 2004 and $25,000 on each of September 9, 2004, December 2, 2004, April 7, 2005 and June 14, 2005.  The consulting services rendered by Dr. Narayan related to research and development associated with various new technologies.

NTIC made a consulting payment to Dr. Sunggyu Lee of $10,000 and $25,000 on July 6, 2004 and January 21, 2004 respectively, and $50,000 on February 2, 2005 and another payment of $50,000 on June 6, 2005.  The consulting services rendered by Dr. Lee related to research and development associated with various new technologies.

On May 31, 2002, NTIC made a loan of $50,000 to Atagencer LLC, a limited liability company that is principally owned by Dr. Mehmet Gencer, a former member of NTIC’s Board of Directors and a former executive officer of NTIC.  This loan was evidenced by a promissory note held by NTIC and the outstanding principal balance bore interest at a rate of 2% per annum.  The note was due five years from the date of issuance.  The loan was made to Atagencer LLC to enable Atagencer LLC to obtain a 25% ownership interest in Fibro NTI, NTIC’s joint venture entity in Turkey, of which NTIC has a 50% ownership interest.  This note was repaid in full in July 2003. Additionally, in 2001 prior to Dr. Gencer becoming a director of NTIC in 2002, NTIC and Atagencer LLC entered into a consulting agreement pursuant to which NTIC pays Atagencer LLC fees for consulting services rendered.  During fiscal 2005 and 2004, NTIC paid Atagencer LLC $52,500 and $104,000, respectively, in consulting fees.  Atagencer LLC also has a 6.25% ownership interest in Polymer Energy LLC, a joint venture entity in the United States, of which NTIC has a 50% ownership interest.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of NTIC’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of NTIC for the fiscal year ended August 31, 2005 with our management.  The Audit Committee has discussed with Virchow Krause & Company LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61  (Communication with Audit Committees).  The Audit Committee believes that the provision by Virchow Krause & Company LLP of services other than auditing and review of our quarterly financial statements is compatible with the maintenance by Virchow Krause & Company LLP of its independence from NTIC.

The Audit Committee has also received the written disclosures and the letter from Virchow Krause & Company LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Virchow Krause & Company LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2005 for filing with the SEC.

Audit Committee
Mark J. Stone
Pierre Chenu
Dr. Vera Kallmeyer

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of Prior Independent Accountants

On June 8, 2004, the Audit Committee elected not to retain Deloitte & Touche, LLP, which had previously served as NTIC’s independent accountants.  The reports of Deloitte & Touche, LLP on NTIC’s financial statements for fiscal 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits by Deloitte & Touche, LLP of NTIC’s fiscal 2003 financial statements and interim financial statements through June 8, 2004, NTIC had no disagreements with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused Deloitte & Touche, LLP to make reference to such disagreements in its report on the financial statements for such periods.  Following Deloitte & Touche, LLP’s completion of the audit of NTIC’s fiscal 2003 financial statements, Deloitte & Touche, LLP provided the Audit Committee with a letter noting certain deficiencies in the design or operation of NTIC’s internal control over financial reporting which, in the judgment of Deloitte & Touche, LLP, could adversely affect NTIC’s ability to record, process, summarize and report financial data consistent with the assertions of NTIC’s management in such financial statements.  These conditions were discussed with NTIC’s management and Audit Committee on various dates through June 8, 2004.  Deloitte & Touche, LLP has furnished NTIC a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter was filed as Exhibit 16.1 to a Current Report on Form 8-K that was filed by NTIC with the SEC on June 8, 2004.

Appointment of Current Independent Accountants

On June 8, 2004, the Audit Committee approved the engagement of Virchow Krause & Company LLP, to serve as our independent certified public accountants to audit our financial statements for the fiscal year ended August 31, 2005.  We expect that Virchow Krause & Company LLP will continue to serve as our independent certified public accountants during fiscal 2006.

We have requested and expect a representative of Virchow Krause & Company LLP to be present at the Annual Meeting, either by phone or in person, to make a statement if they so desire and to respond to appropriate questions.

Audit, Audit-Related, Tax and Other Fees

The following table presents fees billed by Deloitte & Touche LLP, our prior independent certified public accountants, for the fiscal years ended August 31, 2005 and August 31, 2004.

	Aggregate Amount Billed by Deloitte & Touche LLP ($)

	Fiscal 2005	Fiscal 2004

Audit Fees (1)	$3,500	$116,950
Audit-Related Fees	$0	$0
Tax Fees	$109,525	$116,450
All Other Fees	$0	$0

(1)

Aggregate fees billed for professional services rendered by Deloitte & Touche, LLP for the audit of our annual financial statements by fiscal year, review of financial statement included in our quarterly reports on Form 10-QSB and other services normally provided in connection with our statutory and regulatory filings or engagements.

The following table presents fees billed by Virchow Krause & Company LLP, our current independent registered public accounting firm, for the fiscal year ended August 31, 2005.

	Aggregate Amount Billed by Virchow Krause & Company LLP ($)

	Fiscal 2005	Fiscal 2004

Audit Fees (1)	$89,981	$13,442
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

(1)

Aggregate fees billed for professional services rendered by Virchow Krause & Company LLP for the audit of our annual financial statements for fiscal 2004, review of financial statement included in our quarterly reports on Form 10-QSB and other services normally provided in connection with our statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent auditor.  The Audit Committee has not adopted any formal pre-approval policies and procedures in response to these rules.  All services rendered by Deloitte & Touche LLP and Virchow Krause & Company LLP were permissible under applicable laws and regulations and all services provided were approved in advance by the Audit Committee in accordance with these rules.  The Audit Committee intends to consider whether to adopt formal pre-approval policies and procedures in the near future.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and greater than 10% beneficial owners are also required to furnish NTIC with copies of all Section 16(a) forms they file.

To our knowledge, based upon a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2005, none of our directors or executive officers or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act, except that Jean-Guy Coulombe failed to timely file a Form 3 related to becoming  a director and a Form 4 related to the issuance of stock options.  Additionally, Dr. Vera Kallmeyer failed to timely file a Form 4 related to the issuance of stock options.    To date, all late Form 3 and 4 reports have been filed.

Stockholder Proposals for 2007 Annual Meeting

Stockholder proposals intended to be presented in the proxy materials relating to the 2007 Annual Meeting of Stockholders must be received by us on or before August 22, 2006, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Any other stockholder proposals to be presented at the 2007 Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices on or before September 21, 2006.  The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary.  If a proposal is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before the meeting.  If the proposal is nonetheless brought before the meeting and the Chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in NTIC’s bylaws, NTIC stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to our Corporate Secretary.  To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at NTIC’s principal executive offices not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered not less than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs.  The notice must set forth, among other things:

•	the nominee’s name, age, business address and residence address;
•	the nominee’s principal occupation or employment;
•	the class and number of shares of NTIC capital stock which are beneficially owned by the nominee;
•	signed consent to serve as a director of NTIC; and
•	any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery.  E-mailed submissions will not be considered.  The Nominating Committee will consider only those stockholder recommendations whose submissions comply with these procedural requirements.  The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement.  However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Copies of 2005 Annual Report

We will furnish without charge a copy of our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2005, to each person who was a stockholder of NTIC as of  December 9, 2005 upon receipt from any such person of a written request for such an Annual Report.  Such a request should be sent to:

Northern Technologies International Corporation
6680 N. Highway 49
Lino Lakes, Minnesota 55014
Attention: Stockholder Information

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote your shares of NTIC common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided.  No postage is required for mailing in the United States.

By Order of the Board of Directors

Pierre Chenu
Chairman of the Board

December 20, 2005
Lino Lakes, Minnesota

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION 6680 N. HIGHWAY 49 LINO LAKES, MINNESOTA 55014-1390

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northern Technologies International Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NRTHN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION					To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1.

Vote on Directors

1.	PROPOSAL TO ELECT DIRECTORS:	For All	Withhold All	For All Except

	01) Pierre Chenu	☐	☐	☐
02) G. Patrick Lynch
03) Dr. Donald A. Kubik
04) Mark J. Stone
05) Dr. Sunggyu Lee
06) Dr. Ramani Narayan
07) Mark M. Mayers
08) Dr. Vera Kallmeyer
09) Jean-Guy Coulombe

		For	Against	Abstain

2.	To approve the appointment of Virchow Krause & Company LLP as independent auditors for the fiscal year ending August 31, 2006.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

PLEASE SIGN exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
January 30, 2006

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Pierre Chenu and Donald A. Kubik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Northern Technologies International Corporation that the undersigned is entitled to vote at The Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation (the “Company”), to be held at Northern Technologies International Corporation Headquarters, 6680 North Highway 49, Lino Lakes, Minnesota 55014, beginning at 4:00 p.m., local time, on Monday, January 30, 2006, for the purposes stated on the reverse side, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTIED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND FOR THE APPOINTMENT OF VIRCHOW KRAUSE & COMPANY LLP AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDER, ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

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